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                                                                   Exhibit 10.49


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Settlement Agreement and Mutual Release ("Agreement") is made by and among Charter Communications, Inc. ("Charter"), Paul Allen, Jerald L. Kent, Carl
E. Vogel, Kent Kalkwarf, David G. Barford, Paul E. Martin, David L. McCall, Bill Shreffler, Chris Fenger, James Smith III, Ronald L. Nelson, Marc B. Nathanson, Nancy B. Peretsman, William D. Savoy, John H. Tory, Larry W. Wangberg (collectively, excluding Charter, the "Individual Insureds") on the one hand, and Certain Underwriters at Lloyd's of London and subscribers subscribing to the policies numbered 823/FD9901194 and 823/FD9901193 ("Underwriters") on the other hand. Charter and the Individual Insureds shall be collectively referred to herein as the "Charter Insureds." Each of the Charter Insureds and Underwriters shall be referred to herein as a "Party" and collectively as the "Parties." The "Effective Date" of this Agreement is January 24, 2005.

                                    RECITALS

      WHEREAS, Underwriters issued excess directors and officers and company reimbursement policies numbered 823/FD9901194 for the policy period from October 14, 1999 to October 14, 2002; and 823/FD9901193 for the policy period from October 14, 1999 to October 14, 2002 (collectively, the "Policies"); and

      WHEREAS, Charter and certain of the Individual Insureds were named as defendants in the following actions:

- In re Charter Communications, Inc. Securities Litigation, MDL Docket No. 1506 (All Cases), StoneRidge Investments Partners, v. Charter Communications, Inc., et al., Consolidated Case No. 4:02-CV-1186-CAS in the United States District Court of the Eastern District of Missouri (the "Federal Securities Class Action")

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-     Stacey v. Nelson, et al, case no.: 022-10625, consolidated in the Circuit
      Court of the State of Missouri in and for the City of St. Louis with Cane
      v. Nelson, et al., case no.: 022-11450 and Schimmel v. Nelson, et al, case no.: 044-0858 (the "State Derivative Action")

- Cohn v. Nelson, et al., case no.: 4:03CV00177, in the United States District Court of the Eastern District of Missouri (the "Federal Derivative Action", and collectively with the State Derivative Action, the "Derivative Actions")

The foregoing actions are referred to collectively herein as the "Actions"; and

      WHEREAS, Charter and certain of the Individual Insureds have been and/or are the subject of investigations and/or have been indicted or have plead guilty pursuant to those investigations by the following entities: the Securities and Exchange Commission ("SEC") and the United States Attorney's Office ("USAO"). The foregoing investigations, together with any related indictments or convictions of Charter and/or the Individual Insureds, are referred to collectively herein as the "Investigations"; and

      WHEREAS, Charter and certain of the Individual Insureds were named as defendants in the following actions:

      Eleanor Leonard, et al. v. Paul G. Allen, Larry W. Wangberg, John H. Tory, Carl E. Vogel, Marc B. Nathanson, Nancy B. Peretsman, Ronald L. Nelson, William Savoy, and Charter Communications, Inc.

      Helene Giarraputo, et al. v. Paul G. Allen, Carl E. Vogel, Marc B. Nathanson, Ronald L. Nelson, Nancy B. Peretsman, William Savoy, John H. Tory, Larry W. Wangberg, and Charter Communications, Inc.

      Ronald D. Wells, Whitney Counsel and Mann Varghese, et al. v. Charter Communications, Inc., Ronald Nelson, Paul G. Allen, Marc B. Nathanson, Nancy B. Peretsman, William Savoy, John H. Tory, Carl E. Vogel, Larry W. Wangberg

      Gilbert Herman, et al. v. Paul G. Allen, Larry W. Wangberg, John H. Tory, Carl E. Vogel, Marc B. Nathanson, Nancy B. Peretsman, Ronald L. Nelson, William Savoy, and Charter Communications, Inc.

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      Stephen Noteboom, et al. v. Paul G. Allen, Larry W. Wangberg, John H.
      Tory, Carl E. Vogel, Marc B. Nathanson, Nancy B. Peretsman, Ronald L. Nelson, William Savoy, and Charter Communications, Inc.

      John Fillmore, et al. v. Paul G. Allen, Larry W. Wangberg, John H. Tory, Carl E. Vogel, Marc B. Nathanson, Nancy B. Peretsman, Ronald L. Nelson, William Savoy, and Charter Communications, Inc.

Hereinafter referred to as the "Delaware Going Private Derivative Matter"; and

      WHEREAS, by letter dated October 13, 2003, Underwriters were provided notice of facts and circumstances "that may give rise to a claim by a shareholder or note holder of Charter Communications, Inc. or one of its subsidiaries, or by any other person or entity, arising out of the ownership of certain interests in CC VIII, LLC, an indirect limited liability company subsidiary of CCI, which has been described as the Bresnan put situation" in certain of Charter's four prior quarterly statements (hereinafter referred to as the "October 13, 2003 Bresnan Put Option Notice"); and

      WHEREAS, the Charter Insureds tendered the Actions, the Investigations, the Delaware Going Private Derivative Matter and the October 13, 2003 Bresnan Put Option Notice to Underwriters claiming coverage under the Policies and seeking indemnity therefor; and

      WHEREAS, Underwriters have asserted claims and/or reserved such claims against Charter that, because of actions and/or inactions by the Charter Insureds, Underwriters are not required to provide coverage to the Charter Insureds for any of the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice and asserted and/or reserved claims against Charter for recoupment of any defense fees or other payments made in respect of non-covered Loss, ("Underwriters' Claims"); and

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      WHEREAS, Charter has sought recovery under the Policies of legal fees and costs totaling more than $11 million that have been advanced by Charter, or which it currently is obligated to advance on behalf of itself and/or the Individual rnsureds in respect of the Actions and the Investigations, and Underwriters have declined to reimburse such amounts based upon Underwriters' Claims and other defenses and arguments as to such fees and costs ("Fee and Cost Dispute"); and

      WHEREAS, Charter has two separate presently existing disputes with Underwriters wherein: (i) Charter contends that Underwriters failed to provide required notice of non-renewal of the Policies and that Charter is therefore entitled to renew the Policies for another term, and (ii) Charter contends that if it is not entitled to renew the Policies it has properly elected the Discovery Period under the Policies, (collectively, the "Insurance Disputes"); and

      WHEREAS, certain of the Charter Insureds and the Lead Plaintiff for the class in the Federal Securities Class Action, StoneRidge Investment Partners, LLC, have entered into a Memorandum of Understanding ("Federal Class MOU"), dated August 5, 2004 and attached hereto as Exhibit A, relating to a settlement of the Actions and are in continuing negotiations with respect to a final settlement agreement that will provide for the settlement of the Federal Securities Class Action (the "Federal Class Settlement"); and

      WHEREAS, certain of the Charter Insureds and plaintiffs in the Derivative Actions, have entered into a Memorandum of Understanding (the "Derivative MOU"), dated August 5, 2004 and attached hereto as Exhibit B, relating to a settlement of the Derivative Actions and are in continuing negotiations with respect to a final settlement agreement that will provide for the settlement of the Derivative Actions (the "Derivative Settlement", and collectively with the Federal Class Settlement, the "Settlements"); and

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         WHEREAS, the Charter Insureds have incurred, and may incur in the future, Loss in connection with the Actions, the Investigations, the Delaware Going Private Derivative Matter and the October 13, 2003 Bresnan Put Option Notice, including without limitation, attorneys' fees, costs and expenses in defending the Actions and the Investigations and payment of the Settlements; and

         WHEREAS, the Charter Insureds and Underwriters desire to settle any disputes between them which they now have or may later have regarding coverage under the Policies in connection with the Actions, the Investigations, the Delaware Going Private Derivative Matter and the October 13, 2003 Bresnan Put Option Notice;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree by and among themselves, each with the other, as follows:

                                    AGREEMENT

1     PAYMENTS.

      1.1   PAYMENTS BY UNDERWRITERS.

            1.1.1 SETTLEMENT PAYMENT. Within five (5) business days after the Court's preliminary approval of the Settlements, Underwriters shall pay not less than $39 million (the "Settlement Payment") via wire transfer to an interest-bearing escrow account (the "Escrow Account") to be jointly controlled by Charter, on the one hand, and counsel for the Class Action Plaintiff and/or the Settlement Administrator (used herein as those terms are defined in the Federal Class MOU), on the other hand, for the benefit of the Class Members and with all interest to accrue for the benefit of Class Members, as long as court approval of the Settlements becomes Final (used herein as that term is defined in the Federal Class

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 MOU). The foregoing payment shall be referred to herein as the "Settlement
 Payment." The wire transfer instructions are attached hereto as Exhibit C.

                  1.1.1.a In the event of court approval of the Settlements becoming Final, and subject to the other terms by which the Settlements shall be deemed Final, the monies in the Escrow Account, including the Settlement Payment, shall be released for the benefit of the Class Members, and neither Charter nor Underwriters shall have any further supervisory responsibility with respect to the Escrow Account.

                  1.1.1.b In the event court approval of the Settlements and this Agreement does not become Final, the Settlement Payment, including any interest earned thereon, shall be returned to Underwriters within seven (7) business days, net of any related settlement costs.

            1.1.2 DEFENSE FUND PAYMENT. Within five (5) business days from the date of the Court's preliminary approval of the Settlements, Underwriters shall pay via wire transfer their full $50 million of limits under the Policies, net of the Settlement Payment and any prior payments of Defense Costs (as that term is defined by reference in the Policies) by Underwriters in respect of the Actions, the Investigations, the Delaware Going Private Derivative Matter and the October 13, 2003 Bresnan Put Option Notice to a trust account controlled by Charter for the benefit of Charter (the "Defense Fund") (the "Defense Fund Payment").

                  1.1.2.a In the event court approval of the Settlements and this Agreement does not become Final, the Defense Fund Payment, including any interest earned thereon, shall be returned to Underwriters within seven (7) business days, net of any Defense Costs paid therefrom in relation to the Actions, the Investigations, the Delaware

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Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option
Notice. The Parties agree that any Defense Costs paid to or on behalf of any of the Charter Insureds and any Defense Costs paid from the Defense Fund and retained by the Charter Insureds constitute advancements of Defense Costs advanced under a full reservation of rights, and that Underwriters' right to seek or make a claim for reimbursement of those Defense Costs is fully preserved.

            1.1.3 The failure by Underwriters to pay any of the Settlement Payment or the Defense Fund Payment under any of the foregoing terms shall render any release of Underwriters herein voidable at Charter's sole and absolute discretion.

      1.2 PAYMENT BY CHARTER. In consideration of the release of claims relating to the Underwriters' Claims, the Fee and Cost Dispute, and the Insurance Dispute, five (5) business days after entry of the Final Order (used herein as that term is defined in the Federal Class MOU), or an Order approving the award of fees and costs to counsel for class members, whichever is later (the "Final Valuation Date"), Charter shall cause to issue to the Law Firm of Hanson Peter Nye, for the benefit of Underwriters, shares of Charter Class A common stock having an aggregate value of $5 million (the "Settlement Shares"), to be determined as follows: The number of shares to be issued shall be determined by dividing $5 million by the weighted average of the closing price of Charter's Class A common stock for the thirty (30) calendar days prior to the date of the Final Valuation Date (the "Judgment Valuation"). In the event that on the date the Final Order is entered by the Court the aggregate value of the Original Number of Shares, based upon the weighted average of the closing price of Charter's common stock for the thirty (30) calendar days prior to the Final Valuation Date (the "Judgment Valuation"), is less than $5 million, Charter shall contribute sufficient shares to create $5 million of value based on the Judgment Valuation.

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2     RELEASES.

      2.1 RELEASE BY THE CHARTER INSUREDS. Upon Underwriters' payment of the Settlement Payment and Defense Fund Payment, but subject to Section 3.1, each of the Charter Insureds, and, to the full extent of the Charter Insureds' authority to do so, each of their former and present owners, officers, directors, shareholders, employees, subsidiaries, affiliates, parents, predecessors, successors, heirs, insurers, reinsurers, agents, insurance brokers, administrators, trustees, executors, representatives, former or present dependents, spouses, partners, principals, attorneys and other legal representatives and assigns (the "Insured Releasors"), do forever release and absolutely and forever discharge and covenant not sue Underwriters and each of their past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, attorneys, and representatives, and each of them (collectively, the "Insurer Releasees"), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys' fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether now known or unknown, whether foreseen or unforeseen, whether past, present or future, which the Insured Releasors have, claim to have had, or otherwise may have in connection with, in any way relating to, arising out of, directly or indirectly resulting from or in consequence of: (a) the Policies, including, but not limited to costs, defense, Defense Costs, indemnity or any other payments, services or benefits under any of the Policies or which otherwise relate to any of the Policies; (b) the Fee and Cost Dispute; (c) the Insurance Disputes; (d) Underwriters' Claims; (e) the Actions; (f) the Investigations; (g) the Delaware Going Private Derivative Matter; (h) the October 13, 2003 Bresnan Put Option Notice; (i) the claims made or which

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could have been made in the Actions, the Investigations, the Delaware Going
Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice; (j) any notice of claim or notice of potential claim under any of the Policies; (k) any cost, expense, fee, or other expenditure of funds or forgiveness of debt or any other financial transaction relating directly or indirectly to the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice; or (1) any notice of claim or notice of potential claim under any of the Policies. Such release shall include, without limitation: (1) any claims for breach of the Policies; (2) any claims relating to the tender of any of the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice or the investigation thereof by Underwriters; (3) any claims relating to Underwriters' Claims, the Fee and Cost Dispute, or the Insurance Disputes; (4) any claims relating to or in any way involving Underwriters' payment of any of the Charter Insureds' Defense Costs; (5) any claims for breach of any implied covenant of good faith and fair dealing, bad faith, breach of promise, whether oral or written, breach of any duty, whether grounded in law or in contract, and any claims for indemnity, contribution or subrogation, which relate in any way to the Policies, or which otherwise arise out of claims made or which could have been made in the Actions , the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice, including the claims for insurance coverage made by the Insured Releasors against Underwriters under the Policies. Nothing herein is to be construed as an intent by the Insured Releasors to release any other insurance company or any reinsurers of any such other insurance company, even if such reinsurer is the same reinsurer of any of the Insurer Releasees. Notwithstanding anything else in this Agreement, the Insured Releasors are not releasing the Insurer Releasees, or any of them, from any duties or obligations under

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this Agreement. Except for the Policies and the matters addressed in clause 2.1, nothing herein is intended to modify any of the terms or conditions of any other insurance policies issued by any of the Insurer Releasees to any of the Insured Releasors at any time.

      2.2 RELEASE BY UNDERWRITERS. Upon Charter's issuance of the Settlement Shares, but subject to Section 3.1, Underwriters forever release and absolutely and forever discharge and covenant not to sue each of the Charter Insureds and each of their past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, attorneys, insurers, reinsurers, representatives, spouses, estates, heirs, executors, and each of them (collectively, the "Insured Releasees"), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys' fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether now known or unknown, whether past, present or future, which Underwriters have, claim to have had, or otherwise may have in connection with, in any way relating to, arising out of, directly or indirectly resulting from or in consequence of: (a) the Policies or (b) the claims made or which could have been made in the Actions or the Investigations. Such release shall include, without limitation: (1) any claims for breach of the Policies;
(2) any claims relating to the tender of any of the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice or the investigation thereof by Underwriters; (3) any claims relating to any payments made under the Policies, including, without limitation, the Settlement Payment, the Defense Fund Payment and any interest earned thereon; (4) any claims relating to Underwriters' Claims, the Fee and Cost Dispute, or the Insurance Disputes; and (5) any claims for breach of any implied covenant of

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good faith and fair dealing, bad faith, breach of promise, whether oral or written, breach of any duty, whether grounded in law or in contract, and any claims for indemnity, contribution or subrogation, which relate in any way to the Policies, or which otherwise arise out of claims made or which could have been made in the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice, including the claims for insurance coverage made by the Charter Insureds against Underwriters under the Policies. Notwithstanding anything else in this Agreement, Underwriters are not releasing the Insured Releasees, or any of them, from any duties or obligations under this Agreement. Except for the Policies and the matters addressed in clause 2.2, nothing herein is intended to modify any of the terms or conditions of any other insurance policies issued by Underwriters to any of the Insured Releasees at any time.

      2.3 ALL CLAIMS INCLUDED. With respect to the claims specifically released herein the Parties agree that this Agreement includes all claims of every kind and nature, past and present, known or unknown, suspected or unsuspected relating to the Policies, including any claims pertaining to payment of Defense Costs, the purported reinstatement of the Policies, and/or the claims made or which could have been made in the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13, 2003 Bresnan Put Option Notice. As it pertains to such released claims, the Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of
Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction. Section 1542 reads in pertinent part:

      "A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

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      The Parties each hereby acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction was separately bargained for and that they would not enter into this Agreement unless it included a broad release of all unknown claims relating to the Policies and/or the claims made or which could have been made in the Actions, the Investigations, the Delaware Going Private Derivative Matter or the October 13,2003 Bresnan Put Option Notice, including specifically any claim of fraud or misrepresentation in the inducement of this Agreement. The Parties each expressly agree that all release provisions in this Agreement shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown, unsuspected or future claims, demands and causes of action. The Parties each assume for themselves the risk of the subsequent discovery or understanding of any matter, fact or law, that if now known or understood, would in any respect have affected his, her or its entering into this Agreement.

      2.4 POLICY OF NO FURTHER FORCE OR EFFECT. The Insured Releasors acknowledge and agree that the Insured Releasors surrender, renounce, relinquish, waive, and bargain away any and all past, present or future claims or rights (regardless of when such claims or rights may accrue and whether such claims or rights are currently known, unknown, foreseeable, or unforeseeable to or by the Insured Releasors, Underwriters or any other person) to any further Defense Costs, indemnity, loss, or other payments or services under or by virtue of the coverages or rights provided, or alleged to be provided, by the Policies. The Insured Releasors agree that Underwriters have no further liability whatsoever related to the Policies, and will never have any liability whatsoever related to the Policies. The Insured Releasors acknowledge and agree that in consideration of the payments made and to be

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made by Underwriters as set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Policies are of no further force or effect whatsoever, and that the Policies are without legal force or effect and that the Policies afford no coverage for any current or future claims asserted by the Insured Releasors against Underwriters, including, but not limited to, Defense Costs, the Action, the Investigations, the Delaware Going Private Derivative Matter, the October 13, 2003 Bresnan Put Option Notice, the Fee and Cost Dispute, the Insurance Disputes and Underwriters' Claims.

3     CONTINGENCIES.

      3.1 The Parties hereto agree that this Agreement, which shall be submitted to the Court for approval, is contingent upon the execution of the Settlements and court approval of the Settlements and this Agreement becoming Final, including, without limitation, approval of the issuance of the Settlement Shares in exchange for the release by Underwriters of claims relating to the Underwriters' Claims, the Fee and Cost Dispute, and the Insurance Disputes as provided in Section 1.2 hereof, and the Court's determination that the terms and conditions of such exchange are fair to all relevant parties, including without limitation Underwriters. Charter intends to advise the Court that it will rely on the exemption provided in Section 3(a)(10) of the Securities Act of 1933, as amended (the "Act") and to seek approval of such exemption, based on the Court's approval of this Agreement and the exchange contemplated hereby. Underwriters acknowledge that they may attend the hearing at which the Court considers the Agreement and the fairness of the exchange, and Charter shall give Underwriters adequate notice as to the date, time and place of the hearing.

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      3.2 This Agreement shall become null and void, and, with the exception of paragraphs 1.1.1.b. and 1.1.2.a, the rights and obligations between the parties hereto shall be such as if this Agreement never existed if: (a) the Settlements do not become Final or otherwise do not become effective; (b) the Settlements, or any relevant part thereof, are declared null and void in a manner that materially frustrates the purpose of this Agreement or (c) the court approval of this Agreement does not become Final.

4     WARRANTIES.

      4.1 The Parties, and each of them, represent and warrant that in executing this Agreement they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims hereunder and regarding all matters which relate in any way to the subject matter hereof, and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any party or by any person representing any party to this Agreement. The Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the settlement, this Agreement and all of the matters pertaining thereto, as he, she or it deems necessary. Each Party assumes the risk of mistake as to facts or law.

      4.2 The Charter Insureds each represent and warrant that they have not made any assignment of any of their purported claims or demands under the Policies to any person or entity.

      4.3 The Charter Insureds each represent and warrant that there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary

                                     - 14 -
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proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against them.

      4.4 Each person and entity executing this Agreement on behalf of any other person or entity does hereby personally represent and warrant to the other Parties that he or she has the authority to execute this Agreement on behalf of, and fully bind, each principal which such person represents or purports to represent.

      4.5 The Parties, and each of them, warrant and represent to each other that he, she or it has carefully read the contents of this Agreement, and this Agreement is signed freely by each person executing this Agreement on behalf of each of the Parties. The Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the settlement, this Agreement and all of the matters pertaining thereto, as it deems necessary.

      4.6 The Parties, and each of them, warrant and represent to each other that they retain the sole right to and ownership of all rights, title and interest in and to every claim they release herein and that they have not assigned, committed, or permitted, or agreed to any sale, encumbrance, hypothecation or transfer, whether by operation of law or otherwise, or otherwise transferred any interest in any of the claims they release herein to any other person or entity.

5     CONFIDENTIALITY.

      5.1 The Parties agree, as part of the inducement to enter into this Agreement that the terms and provisions of this Agreement shall be, and remain, strictly confidential as provided in this Section 5.1. Accordingly, neither this Agreement, nor any of its terms, shall be disclosed, published or in any way used in any proceeding, except: (a) in any proceeding seeking court approval of this Agreement or the Settlements; (b) in any action or proceeding

                                     - 15 -
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 where the existence or terms of the Agreement are at issue, or where one of the
 Parties is seeking enforcement of this Agreement; (c) as required by law, regulation or court order; (d) to any member, subsidiary, affiliate, associated, or parent companies of the Parties and their counsel; (e) by written consent of the Parties hereto, such consent not to be unreasonably withheld; and (f) to insurers or prospective insurers of any of the Charter Insureds or the reinsurers or prospective reinsurers of Underwriters. Subject to Section 3.1 above, if this Agreement or its terms are sought to be disclosed pursuant to any of subparagraphs (a)-(f) above, the Party seeking to disclose such information shall first advise the intended recipient(s) of the provisions of this section, and such intended recipient(s) shall agree in writing to be bound by the terms of this section prior to any disclosure to such intended recipient(s). If this Agreement or its terms are disclosed to or filed with a court or arbitrator, any such disclosure or filing shall be made under seal, if and as permitted by the court or arbitrator.

6     MISCELLANEOUS.

      6.1 INTEGRATION. This Agreement and attachments incorporated herein contains the entire agreement between and among the Parties relating to the Policies, the Actions and the Investigations, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, relating to those matters are merged into this Agreement.

      6.2 GOVERNING LAW. This Agreement is governed by Missouri law, without regard to Missouri's conflict of law principles.

      6.3 ARBITRATION. Any and all disputes that may arise regarding this Agreement shall be subject to arbitration in St. Louis, Missouri in accordance with the rules and procedures of the American Arbitration Association.

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      6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth in this Agreement shall be deemed continuing and shall survive the Effective Date of this Agreement.

      6.5 FURTHER ASSURANCES. The Parties agree to execute such other documents and take such actions as may reasonably be necessary to further the purpose of this Agreement.

      6.6 No BENEFIT TO NON-SETTLING PARTIES. Except as expressly provided herein, this Agreement shall not confer any right or benefit upon, or release from liability any person who is not a party to this Agreement.

      6.7 NO ADMISSIONS. None of the Parties have made, nor shall they be deemed to have made, any admission of any kind by their negotiation of or entry into this Agreement. Neither this Agreement nor any provision contained herein shall be construed by any person as an admission by any of the Parties of any liability for, related to or arising out of any of the claims released herein or any other claims of any other nature. The Parties are entering into this Agreement for the purpose of resolving disputed issues between them and to avoid the costs and risks of litigation.

      6.8 COUNTERPART ORIGINALS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. Facsimile signatures shall be considered the same as originals.

      6.9 BINDING EFFECT. This Agreement binds and inures to the benefit of the Parties, their assigns, heirs, administrators, executors, representatives, beneficiaries and successors, and each of them.

      6.10 MODIFICATION. This Agreement cannot be modified or amended except by written agreement signed on behalf of each of the Parties.

      6.11 AUTHORITY TO SIGN. Each of the persons signing this Agreement declares and represents that the Party for which he or she is signing has taken all necessary action to approve the making and performance of this Agreement, that he or she is competent to execute this instrument and that he or she is duly authorized, and has the full right and authority, to execute this Agreement on such Party's behalf.

      6.12 SEVERABILITY. Provided the remainder of this document does not frustrate the purpose and intent of the law and the Parties in entering into this Agreement, in the event that any portion of this Agreement shall be judicially determined to be invalid or unenforceable to any extent, the same shall to that extent be deemed severable from this Agreement and the invalidity or unenforceability thereof shall not affect the validity and enforceability of the remaining portion of this Agreement.

      IN WITNESS WHEREOF, the parties, and each of them, hereby execute this Settlement Agreement and Mutual Release in consideration of the mutual promises made herein, as of the dates indicated below.

                                             APPROVED AND AGREED TO:

                                             CERTAIN UNDERWRITERS AT
                                             LLOYD'S OF LONDON

Dated:______________________________         By: /s/ Keith Hanson
                                                 ------------------------------

                                             CHARTER COMMUNICATIONS, INC.

Dated: 2/1/05                                By: /s/ Lawrence G. Christopher
                                                 ------------------------------
                                                 VICE PRESIDENT
                                                 CHARTER COMMUNICATIONS, INC.

Dated:______________________________         By: /s/ Paul Allen
                                                 ------------------------------
                                             Paul Allen

Dated: 2/1/05                                /s/ Jerald L. Kent
                                             ------------------------------
                                             Jerald L.Kent

Dated: January 31, 2005                      /s/ Carl E.Vogel
                                             ------------------------------
                                             Carl E.Vogel

Dated: 1/27/05                               KentKalkwarf
                                             ------------------------------
                                             KentKalkwarf

Dated: 1-28-05                               /s/ David G. Barford
                                             ------------------------------
                                             David G. Barford

Dated: 1-31-05                               /s/ Paul E. Martin
                                             ------------------------------
                                             Paul E. Martin

Dated: 1-28-05                               /s/ David L. McCall
                                             ------------------------------
                                             David L. McCall

Dated: 1/27/05                               /s/ Bill Shreffler
                                             ------------------------------
                                             Bill Shreffler

Dated: 1.28.05                               /s/ Chris Fenger
                                             ------------------------------
                                             Chris Fenger

Dated: 1/26/05                               /s/ James H. Smith
                                             ------------------------------
                                                 James H. Smith

Dated: 1/31/05                               /s/ Ronald L. Nelson
                                             ------------------------------
                                             Ronald L. Nelson

Dated: _______________________________            /s/ Marc B. Nathanson
                                                  -----------------------------
                                                  Marc B. Nathanson

Dated:________________________________            /s/ Nancy B. Peretsman
                                                  -----------------------------
                                                  Nancy B. Peretsman

Dated: 1/31/05                                    /s/ William D. Savoy
                                                  -----------------------------
                                                  William D. Savoy

Dated:________________________________            /s/ John H. Tory
                                                  -----------------------------
                                                  John H. Tory

Dated:________________________________            /s/ Larry W. Wangberg
                                                  -----------------------------
                                                  Larry W. Wangberg

Dated: _______________________________            /s/ Marc B. Nathanson
                                                  -----------------------------
                                                  Marc B. Nathanson